 Exhibit (a)(1)(D)
OFFER TO PURCHASE FOR CASH
Up to 13,237,834 Class A Ordinary Shares
of
MANCHESTER UNITED PLC
at
$33.00 PER CLASS A ORDINARY SHARE IN CASH
by
TRAWLERS LIMITED
a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by
JAMES A. RATCLIFFE
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M. EASTERN TIME ON FEBRUARY 13, 2024, UNLESS THE OFFER IS EXTENDED OR EARLIER
TERMINATED.
January 17, 2024
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated as of the date hereof (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal, dated as of the date hereof (together with any amendments or supplements thereto, the “Letter of Transmittal”) (which as they may be amended, supplemented, or otherwise modified from time to time, together constitute the “Offer”), in connection with the offer by Trawlers Limited (“Purchaser”), a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person (an “Offeror” and together with the Purchaser, the “Offerors”), to purchase up to 13,237,834 Class A ordinary shares (the “Offer Cap”), par value $0.0005 per share (“Class A Shares”), of Manchester United plc (the “Company”), a Cayman Islands exempted company, which, based on information provided by the Company, represents 25.0% of the issued and outstanding Class A Shares as of the close of business on December 22, 2023, rounded up to the nearest whole Class A Share, at a price of $33.00 per Class A Share, in cash, without interest thereon, less any required tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer.
We are or our nominees are the holder of record of Class A Shares held by us for your account. A tender of your Class A Shares can be made only by us as the holder of record of the Class A Shares and only pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Class A Shares held by us for your account.
We request instructions as to whether you wish us to tender any or all of the Class A Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.
Please note carefully the following:
1.   The offer price for the Offer is $33.00 per Class A Share in cash, without interest thereon, less any required tax withholding, upon the terms and subject to the conditions of the Offer.
2.   The Offer is being made for a number of Class A Shares up to the Offer Cap.

3.   The Offer and withdrawal rights expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024 (the “Expiration Time”), unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement, in which event the term “Expiration Time” will mean the time to which the initial expiration time of the Offer is so extended.
4.   The Offer is being made pursuant to the transaction agreement, dated as of December 24, 2023 (together with any amendments or supplements thereto, the “Transaction Agreement”), by and among Purchaser, the sellers party thereto, who are Glazer family members and affiliates (“Sellers”), and the Company. On the terms specified in the Transaction Agreement and subject to the satisfaction or, to the extent waivable by Purchaser, waiver of the offer conditions set forth in Section 14 of the Offer to Purchase (collectively, the “Offer Conditions”) on or prior to the Expiration Time and further subject to the proration procedures described in the Offer to Purchase, Purchaser will irrevocably accept for payment and purchase, and pay for, a number of Class A Shares up to the Offer Cap validly tendered (and not validly withdrawn as described in Section 4 of the Offer to Purchase) pursuant to the Offer as promptly as practicable (and in any event within two business days) after, (i) in the event proration is not required, the Expiration Time or (ii) in the event proration is required, the final proration factor (as described below) has been determined, which may be until up to five New York Stock Exchange trading days after the Expiration Time (each such time of acceptance, the “Offer Acceptance Time”). In the event that Class A Shares representing more than the Offer Cap are validly tendered (and not validly withdrawn as described in Section 4 of the Offer to Purchase) prior to the Expiration Time, Purchaser will purchase a number of Class A Shares equal to the Offer Cap on a pro rata basis based on the number of Class A Shares validly tendered (and not validly withdrawn) prior to the Expiration Time. In doing so, Purchaser will determine the number of Class A Shares validly tendered (and not validly withdrawn) by each tendering shareholder and apply a proration factor to determine the number of tendered Class A Shares Purchaser will purchase from each tendering shareholder. The proration factor will equal a number of Class A Shares equal to the Offer Cap divided by the number of Class A Shares that were validly tendered, and not validly withdrawn (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share). For example, if a total of 26,475,668 Class A Shares are properly tendered (and not validly withdrawn), Purchaser will purchase 50% of the number of Class A Shares that each shareholder tendered (with any resulting fractional Class A Shares rounded to the nearest whole Class A Share).
5.   The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 14 of the Offer to Purchase.
6.   Tendering shareholders who are record owners of their Class A Shares and who tender directly to Computershare Trust Company, N.A., the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Class A Shares by Purchaser pursuant to the Offer.
If you wish to have us tender any or all of your Class A Shares, then please instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Class A Shares, then all such Class A Shares will be tendered unless otherwise specified on the Instruction Form.
Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.
The Offer is being made to all holders of Class A Shares. The Offerors are not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by securities, “blue sky” or other valid laws of such jurisdiction. If the Offerors become aware of any U.S. state in which the making of the Offer or the acceptance of Class A Shares pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state statute, the Offerors will make a good faith effort to comply with any such law. If, after such good faith effort, the Offerors cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Class A Shares in such state. In any jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Offerors.

INSTRUCTION FORM
With Respect to the Offer to Purchase
Up to 13,237,834 Class A Ordinary Shares
of
MANCHESTER UNITED PLC
at
$33.00 PER CLASS A ORDINARY SHARE IN CASH
by
TRAWLERS LIMITED
a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by
JAMES A. RATCLIFFE
The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated as of January 17 , 2024 (together with any amendments or supplements thereto, the “Offer to Purchase”) and the related Letter of Transmittal, dated as of the date hereof (together with any amendments or supplements thereto, the “Letter of Transmittal”) (which as they may be amended, supplemented, or otherwise modified from time to time, together constitute the “Offer”), in connection with the offer by Trawlers Limited (“Purchaser”), a company limited by shares incorporated under the laws of the Isle of Man and wholly owned by James A. Ratcliffe, a natural person (an “Offeror” and together with the Purchaser, the “Offerors”), to purchase up to 13,237,834 Class A ordinary shares (the “Offer Cap”), par value $0.0005 per share (“Class A Shares”), of Manchester United plc (the “Company”), a Cayman Islands exempted company, which, based on information from the Company, represents 25.0% of the issued and outstanding Class A Shares as of the close of business on December 22, 2023, rounded up to the nearest whole Class A Share, at a price of $33.00 per Class A Share, in cash, without interest thereon, less any required tax withholding (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer. The Offer will expire at one minute after 11:59 p.m. Eastern Time on February 13, 2024 (the “Expiration Time”), unless Purchaser extends the Offer in accordance with the terms of the Transaction Agreement, in which event the term “Expiration Time” will mean the time to which the initial expiration time of the Offer is so extended.
The undersigned hereby instruct(s) you to tender to Purchaser the number of Class A Shares indicated below or, if no number is indicated, all Class A Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Class A Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.
ACCOUNT NUMBER:
NUMBER OF CLASS A SHARES BEING TENDERED HEREBY:                      CLASS A SHARES*
The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Time.
Dated:

Signature(s)

Please Print Name(s)

Address:
(Include Zip Code)
Area Code and Telephone No.
Tax Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Class A Shares held by us for your account are to be tendered.